Item 77 C-2 -- Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Regions Balanced Fund (the
"Fund"), a portfolio of Regions Funds (the "Trust"), was held on June 15, 1999. The following items, which are required to be reported under this Item 77C, were approved as follows:

AGENDA ITEM 1: To elect Trustees.*

				SHARES VOTED	SHARES WITHHELD
			             FOR	   AUTHORITY
________________________________________________________________________
Thomas G. Bigley		8,083,789	     8,467
Nicholas P. Constantakis	8,084,999	     7,257
John F. Cunningham		8,083,213	     9,043
J. Christopher Donahue		8,085,087	     7,169
Charles F. Mansfield, Jr.	8,085,087	     7,169
John E. Murray, Jr.		8,085,087	     7,169
John S. Walsh			8,085,087	     7,169

AGENDA ITEM 2: To ratify the selection of Deloitte & Touche LLP as the Trust's independent auditors.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
8,071,556	     161	  20,538	    -

AGENDA ITEM 3: To make changes to the Fund's fundamental investment policies:

(a) To amend the Fund's fundamental investment policy regarding diversification.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
8,058,107	   10,057	   24,091	   1






*The following Trustees of the Fund continued their terms as Trustees of the Fund:
John F. Donahue, John T. Conroy, William J. Copeland, James E. Dowd, Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Edward C. Gonzales, Peter E. Madden, Wesley W. Posvar, Marjorie P. Smuts



(b) To amend the Fund's fundamental investment policy regarding borrowing money and issuing senior securities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	   SHARES	 BROKER
     FOR	   AGAINST	   ABSTAIN	NON VOTE
________________________________________________________________________
8,051,367	   18,144	   22,744	   1

(c) To amend the Fund's fundamental investment policy regarding investments in real estate.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
8,049,916	   14,980	  27,359	   1

(d) To amend the Fund's fundamental investment policy regarding investments in commodities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES		 BROKER
     FOR	   AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
8,054,684	   12,166	  25,405	   1

(e) To amend the Fund's fundamental investment policy regarding underwriting securities.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
8,051,804	   16,196	  24,255	   1

(f) To amend the Fund's fundamental investment policy regarding lending by the Fund.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
8,047,948	   16,543	   27,764	   1

(g) To amend the Fund's fundamental investment policy regarding concentration of the Fund's investments in the securities of companies in the same industry.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
8,055,649	    6,674	  29,932	   1


(h) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding buying securities on margin.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
8,041,721	   17,418	  33,116	   1

 (i) To amend, and to make non-fundamental, the Fund's fundamental investment policy regarding pledging assets.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	  SHARES	 BROKER
     FOR	   AGAINST	  ABSTAIN	NON VOTE
________________________________________________________________________
8,048,287	   13,275	  30,693	   1

AGENDA ITEM 4: To eliminate the Fund's fundamental investment policy on selling securities short.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES		 BROKER
     FOR	   AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
8,043,263	   23,012	  25,980	   1

AGENDA ITEM 5: To approve an amendment and restatement to the Trust's Declaration of Trust to permit the Board of Trustees to liquidate assets of the Trust without seeking shareholder approval.

The results of shareholders voting were as follows:

SHARES VOTED	SHARES VOTED	 SHARES		 BROKER
     FOR	   AGAINST	 ABSTAIN	NON VOTE
________________________________________________________________________
8,019,877	   49,884	  22,494	   1



The Definitive Proxy Statement for the Special Meeting held on June 15, 1999, was filed with the Securities and Exchange Commission on May 7, 1999, and is incorporated by reference. (File No. 811-6511)